SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check  the  appropriate  box:
[ ]  Preliminary  Proxy  Statement
[ ]  Confidential, for Use of
     the Commission Only (as
     permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               RONSON CORPORATION
                (Name of Registrant as Specified in its Charter)

                                   REGISTRANT
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
    14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    1) Title of each class of securities to which transaction applies:

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    2) Aggregate number of securities to which transaction applies:

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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       -----------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

       -----------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

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    2) Form, Schedule or Registration Statement No.:

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    3) Filing Party:

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    4) Date Filed:

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
                               RONSON CORPORATION
                               Corporate Park III
                                  Campus Drive
                              Post Office Box 6707
                           Somerset, New Jersey 08875



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 21, 1995




     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Ronson Corporation (the "Company") will be held at the Quality Inn, 1850 Easton Avenue, Somerset, New Jersey, on November 21, 1995 at 10 o'clock a.m. (Eastern Standard Time) for the following purposes:

          1. To elect three (3) directors;

          2. To ratify the appointment of Demetrius & Company, L.L.C. as independent auditors for the Company for the year 1995;

          3. To consider and act upon such other business which may properly come before the Meeting.

     The Board of Directors has fixed the close of business on September 22, 1995 as the time as of which the stockholders of record entitled to notice of and to vote at the Meeting will be determined.

     You are cordially invited to attend the Meeting in person or to send a proxy so that your shares may be represented. Even though you have sent a proxy, if you attend the Meeting in person, you may revoke the proxy and vote your shares in person.

     A proxy card is enclosed with this notice, together with a postage-paid return envelope. Please date and sign the proxy card and mail it in the return envelope.



                                                  Justin P. Walder
                                                     Secretary

Dated: October 20, 1995

                               RONSON CORPORATION
                               Corporate Park III
                                  Campus Drive
                              Post Office Box 6707
                           Somerset, New Jersey 08875



                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               NOVEMBER 21, 1995




     The enclosed proxy is solicited by the Board of Directors (the "Board") of Ronson Corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on November 21, 1995 at 10 o'clock a.m. (Eastern Standard Time), at the Quality Inn, 1850 Easton Avenue, Somerset, New Jersey, and at any adjournment thereof. The Meeting has been called for the following purposes:

     1. To elect three (3) directors;

     2. To ratify the appointment of Demetrius & Company, L.L.C. as independent auditors for the Company for the year 1995;

     3. To consider and act upon such other business which may properly come before the Meeting.

     Stockholders are requested to date and execute the enclosed form of proxy and return it in the postage-paid return envelope provided, unless you wish to exercise and present your proxy at the Meeting. If the enclosed proxy is signed and returned prior to the Meeting, it will be voted, unless subsequently revoked, in accordance with the specification made thereon or, if no specification is made, in accordance with the recommendations of management. The enclosed proxy may be revoked at any time prior to the voting thereof by notifying the Secretary of the Company in writing of the revocation or by filing with the Secretary another duly executed proxy bearing a later date. Even though you have sent a proxy, if you attend the Meeting in person, you may revoke the proxy and vote your shares in person, although, under New Jersey law, your attendance at the Meeting by itself does not revoke your proxy unless a written notice of revocation is filed with the Secretary of the Meeting prior to the voting of the proxy.

     This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about October 20, 1995. The expenses of preparing, assembling, printing and mailing these proxy materials will be paid by the Company.

     The Company will also reimburse brokers, fiduciaries and nominees for the cost of forwarding proxies and proxy statements to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may also solicit proxies in person, by telephone or by telegraph. Directors and officers of the Company who may also solicit proxies will receive no additional compensation for rendering such services. To assist in the solicitation of proxies from all shareholders, including brokers, bank nominees, institutional holders and others, the Company has engaged Morrow & Co. of New York City for a fee estimated to be approximately $3,500 plus out of pocket expenses.

Quorum and Voting

     The Company has outstanding only one class of voting securities, Common Stock. Each share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on September 22, 1995 are entitled to vote at the Meeting. There were 1,732,892 shares of the Company's Common Stock outstanding at the close of business on October 10, 1995.

     The affirmative vote of holders of a majority of the Company's Common Stock present at the Meeting in person or by proxy is required to elect three (3) Company directors and to ratify the appointment of Demetrius & Company, L.L.C. as the Company's independent auditors, provided that a quorum, consisting of at least a majority of the Company's outstanding Common Stock, is present.

Principal Holders of the Company's Voting Securities

     Set forth below are the persons who, to the best of management's knowledge, own beneficially more than five percent of any class of the Company's voting securities, together with the number of shares so owned and the percentage which such number constitutes of the total number of shares of such class presently outstanding:

 Title of                 Name and Address of                  Amount and Nature of    Percent of
   Class                   Beneficial Owner                    Beneficial Ownership       Class
 --------                 -------------------                  --------------------    ----------
Common         Louis V. Aronson II                                   406,935 (1)          21.2% (1)
               Campus Drive
               P.O. Box 6707
               Somerset, New Jersey 08875

Common         Ronson Corporation Retirement Plan                    165,260 (2)           9.1% (2)
               Campus Drive
               P.O. Box 6707
               Somerset, New Jersey 08875

Common         Patrick Kintz                                         221,566 (3)          12.8% (3)
               8323 Misty Vale
               Houston, Texas 77075

(1) Includes 186,979 shares of unissued Common Stock issuable to Mr. L.V. Aronson upon conversion of 166,979 shares of 12% Cumulative Convertible Preferred Stock owned by Mr. L.V. Aronson and upon exercise of stock options held by Mr. L.V. Aronson for 20,000 shares under the Ronson Corporation 1983 and 1987 Incentive Stock Option Plans.

(2) Includes 91,487 shares of unissued Common Stock issuable to the Ronson Corporation Retirement Plan ("Plan") upon conversion of 91,487 shares of 12% Cumulative Convertible Preferred Stock owned by the Plan. The shares held by the Plan are voted by the Plan's trustees, Messrs. L.V. Aronson, E.M. Ganz and I.M. Gedinsky. If the shares held by the Plan were included in Mr. L.V. Aronson's beneficial ownership, Mr. L.V. Aronson's beneficial ownership would be 572,195 shares, or 28.5% of the class. If the shares held by the Plan were included in Mr. Ganz's beneficial ownership, Mr. Ganz's beneficial ownership would be 182,063 shares, or 9.9% of the class. If the shares held by the Plan were included in Mr. Gedinsky's beneficial ownership, Mr. Gedinsky's beneficial ownership would be 165,260 shares, or 9.1% of the class. The Plan's holdings were reported in 1988 on Schedule 13G.

(3) Includes 197,766 Common Shares owned directly and 23,800 shares owned as tenant in common with his spouse. This information was provided to the Company by Mr. Kintz.

Security Ownership of Management

     The following table shows the number of shares of Common Stock beneficially owned by each director and nominee and by all directors and officers as a group as of October 10, 1995, and the percentage of the total shares of Common Stock outstanding on October 10, 1995 owned by each individual and by the group shown in the table. Individuals have sole voting and investment power over the stock shown unless otherwise indicated in the footnotes:

                    Name of Individual or                        Amount and Nature of   Percent of
                      Identity of Group                         Beneficial Ownership(2)    Class
                    ---------------------                       ----------------------- ----------
Louis V. Aronson II                                                      406,935 (3)      21.2% (3)
Robert A. Aronson                                                          1,599             (1)
Barton P. Ferris, Jr.                                                     46,349           2.6%
Erwin M. Ganz                                                             16,803 (3)         (1) (3)
Justin P. Walder                                                          24,981           1.4%
Saul H. Weisman                                                            7,923             (1)
All directors and officers as a group (eight (8)
  individuals including those named above)                               525,990          26.3%

(1) Shares owned beneficially are less than 1% of total shares outstanding.

(2) Shares listed as owned beneficially include unissued Common Stock issuable upon conversion of 219,070 shares of 12% Cumulative Convertible Preferred Stock and exercise of 45,700 shares subject to option under the Ronson Corporation 1983 and 1987 Incentive Stock Option Plans as follows:

                                                                12% Cumulative         Common Shares
                                                         Convertible Preferred Shares  Under Option
                                                         ----------------------------  ------------
     Louis V. Aronson II                                            166,979               20,000
     Robert A. Aronson                                                  566                   --
     Barton P. Ferris, Jr.                                           25,411                   --
     Erwin M. Ganz                                                    7,843                   --
     Justin P. Walder                                                13,603                4,500
     Saul H. Weisman                                                  4,568                   --
     All directors and officers as a group (eight (8)
       individuals including those named above)                     219,070               45,700

(3) Does not include 73,773 shares of issued Common Stock owned by the Plan and 91,487 shares of unissued Common Stock issuable to the Plan upon conversion of 91,487 shares of 12% Cumulative Convertible Preferred Stock. The shares held by the Plan are voted by the Plan's trustees, Messrs. L.V. Aronson, Ganz and Gedinsky. If the shares held by the Plan were included in Mr. L.V. Aronson's beneficial ownership, Mr. L.V. Aronson's beneficial ownership would be 572,195 shares, or 28.5% of the class. If the shares held by the Plan were included in Mr. Ganz's beneficial ownership, Mr. Ganz's beneficial ownership would be 182,063 shares, or 9.9% of the class.

ELECTION OF DIRECTORS

     Pursuant to the Company's  Certificate of Incorporation  and Bylaws,  three
(3) directors are to be elected at this year's Meeting to fill the Class II director positions that will expire with the 1998 Annual Meeting of Stockholders. The Nominating Committee of the Board has nominated Messrs. Robert
A. Aronson, Erwin M. Ganz and Justin P. Walder for election as the Class II directors. (Classification of the Board was adopted pursuant to an amendment to the Company's Certificate of Incorporation which was approved by the stockholders of the Company at an Annual Meeting of Stockholders held on November 8, 1983.)

     Proxies will be voted for the election of such nominees unless contrary instructions are set forth on the proxy card.

     The Board of Directors recommends that stockholders vote FOR the nominated directors to fill the Class II positions, and signed proxies returned unmarked will be voted FOR the nominated directors.

     The following table contains information regarding the present Board, including information regarding the nominees for election, who are currently directors of the Company.

                                                                Positions and Offices with Company
                                                                Presently Held (other than that of
                                                     Term as   Director); Business Experience During
                                 Period Served As    Director   Past Five Years (with Company unless
    Name of Director      Age        Director        Expires           otherwise noted)
    ----------------      ---    ----------------    --------  --------------------------------------
Louis V. Aronson II       72         1952 -           1996     President & Chief Executive Officer;
                                     Present                   Chairman of Executive Committee and Finance Committee;
                                                               Member of Nominating Committee.

Robert A. Aronson         46         1993 -           1995     Member of Audit Committee and
                                     Present                   Finance Committee; Senior Vice President/Chief Financial
                                                               Officer of Dreher, Inc., Newark, NJ, the principal business of which is the manufacture and import of leather products; son of the President and Chief Executive Officer of the Company.

Barton P. Ferris, Jr.        55      1989 -             1996   Member of Finance Committee;
                                     Present                   Managing Director-Investment Banking, Lepercq, de Neuflize
                                                               & Co. Incorporated, New York, NY, the principal business of which is financial services to individuals, businesses and public agencies;
                                                               Director of Family Bargain Corporation.

Erwin M. Ganz                66      1976 -             1995   Chairman of Audit Committee;
                                     Present                   Member of Executive Committee, Finance Committee and
                                                               Nominating Committee; Executive Vice President-Industrial Operations,
                                                               1975-1993; Chief Financial Officer, 1987-1993.

Justin P. Walder          59         1972 -             1995   Secretary; Assistant Corporation
                                     Present                   Counsel; Member of Executive Committee and Nominating
                                                               Committee; Principal in Walder, Sondak & Brogan, P.A., Attorneys
                                                               at Law, Roseland, NJ.

Saul H. Weisman           69         1978 -             1997   Member of Executive Committee
                                     Present                   and Audit Committee; President, Jarett Industries, Inc.,
                                                               Cedar Knolls, NJ, the principal business of which is the sale of hydraulic and pneumatic equipment to industry.

     No director also serves as a director of another company registered under the Securities Exchange Act of 1934, except for Mr. Ferris, who serves as a director of Family Bargain Corporation.

     The following table sets forth certain information concerning the executive officers of the Company:

                                                                   Positions and Offices
                                       Period Served                   with Company;
             Name               Age     as Officer                 Family Relationships
             ----               ---    -------------               ---------------------
Louis V. Aronson II             72    1953 - Present      President & Chief Executive Officer; Chairman of the Executive
                                                          Committee and the Finance Committee; Director.

Daryl K. Holcomb                44    1988 - Present      Chief Financial Officer; Controller and Treasurer; None.

Justin P. Walder                59    1989 - Present      Secretary.

                                      1972 - Present      Assistant Corporation Counsel; Director; None.

     Messrs. L.V. Aronson and Holcomb have been employed by the Company in executive and/or professional capacities for at least the five year period immediately preceding the date hereof. Mr. Walder has been Secretary, Assistant Corporation Counsel and Director of the Company and a principal in Walder, Sondak & Brogan, P.A., Attorneys at Law, for at least the five year period preceding the date hereof.

Certain Relationships and Related Transactions

     Refer to Compensation Committee Interlocks and Insider Participation below for information in response to this item.

     During the year ended December 31, 1994, no director or officer of the Company was indebted to the Company or its subsidiaries.

BOARD OF DIRECTORS

     The Board of the  Company  held eight (8)  regular  meetings  during  1994.
During the year 1994, each of the incumbent directors standing for reelection attended more than 75% of the total number of meetings of the Board and Committees on which he served.

     The Board currently has four standing Committees: Audit, Executive, Finance and Nominating.

     The Audit Committee consists of three individuals: Messrs. Ganz (Chairman), R.A. Aronson and Weisman. The Audit Committee recommends the selection of independent auditors for the Company, reviews the scope and timing of their work, reviews with the auditors the financial accounting and reporting principles used by the Company, the policies and procedures concerning audits, accounting and financial controls, and any recommendations to improve its existing practices. It also has general powers relating to accounting and auditing matters and reviews the results of the independent audit. The Audit Committee met one (1) time during 1994.

     The Executive Committee consists of four individuals: Messrs. L.V. Aronson (Chairman), Ganz, Walder and Weisman. The Executive Committee is empowered to exercise all the powers of the Board when the Board is not in session or when a quorum of the Board does not attend a meeting properly called, except that it shall not act in conflict with any action or position previously taken by the Board nor take certain other actions reserved to the Board. The Executive Committee met nine (9) times during 1994.

     The Finance Committee consists of four individuals: Messrs. L.V. Aronson (Chairman), R.A. Aronson, Ferris and Ganz. The Finance Committee is authorized and directed to examine and inquire into the fiscal affairs of the Company and its financial structure, policies and operations and from time to time to make such reports and recommendations thereon to the Board as the Committee may deem advisable. The Finance Committee did not meet during 1994.

     The Nominating Committee consists of three individuals: Messrs. L.V. Aronson, Ganz and Walder. The Nominating Committee makes recommendations to the Board concerning the composition of the Board, including its size and the qualification of its membership. It also recommends nominees to fill vacancies or new positions on the Board and a slate of directors to serve as the Board's nominees for election by the stockholders at the Annual Meeting. The Nominating Committee met one (1) time during 1994. Written recommendations by stockholders concerning proposed nominees for election to the Board will be presented to the Nominating Committee for its consideration. Recommendations should be mailed to the Nominating Committee of the Board before May 21, 1996 in order to be considered in connection with the next Annual Meeting. Recommendations should include a brief description of the proposed nominee's qualifications and other relevant biographical data as well as a written consent of the proposed nominee to act as a director if nominated and elected.

EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table presents compensation information for the years ended December 31, 1994, 1993 and 1992 for the Chief Executive Officer and the other executive officer of the Company whose base salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                                    Annual Compensation   Compensation
                                                    -------------------   ------------    All Other
                                                    Salary       Bonus      Options/    Compensation
    Name and Principal Position           Year        ($)       ($) (1)     SARS (#)       ($)(2)
    ---------------------------           ----      -------     -------    -----------  ------------
Louis V. Aronson II                       1994      377,460      78,830          --         9,174
  President & Chief                       1993      365,144      31,833          --        10,205
  Executive Officer                       1992      359,186      23,064          --         9,436

Daryl K. Holcomb                          1994       95,625      20,583          --         2,040
  Chief Financial Officer,                1993       95,000       7,716       7,000         2,040
  Controller & Treasurer                  1992       90,000       5,690          --         2,010

(1) The compensation included in the bonus column is an incentive payment resulting from the attainment by the Company's subsidiaries of certain levels of net sales and profits before taxes.

(2) In 1994, All Other Compensation included matching credits by the Company under its Employees' Savings Plan (Mr. L.V. Aronson, $3,000 and Mr. Holcomb, $2,040); and the cost of term life insurance included in split-dollar life insurance policies (Mr. L.V. Aronson, $6,174).

                       OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted to the named executive officers in the year ended December 31, 1994.

             AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

     The following table summarizes, for each of the named executive officers, the number of stock options unexercised at December 31, 1994. All options held by the named executives were exercisable at December 31, 1994. No options were exercised by the named executives during the year, and, therefore, no value was realized. "In-the-money" options are those where the fair market value of the underlying securities exceeds the exercise price of the options.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                               Value of Unexercised
                                                 Number of Unexercised         In-the-Money Options
                                               Options at FY-End (#) (1)         at FY-End ($) (2)
          Name                                Exercisable/Unexercisable      Exercisable/Unexercisable
          ----                                --------------------------     -------------------------
Louis V. Aronson II                                      40,000                       4,750
Daryl K. Holcomb                                         14,500                       3,444

(1) The options held by the named executive officers are exercisable through May 16, 1996, except that options for 7,000 shares held by Mr. Holcomb are exercisable through March 11, 1998. The options are exercisable for Mr. L.V. Aronson at prices of $3.1875 and $1.20 per common share (20,000 shares at $3.1875 and 20,000 shares at $1.20). The options are exercisable for Mr. Holcomb at $1.20.

(2) The value of the unexercised options was determined by comparing the average of the bid and asked prices of the Company's Common Stock at December 31, 1994, to the option prices. Those options priced at $1.20 were in-the-money at December 31, 1994.

                           LONG-TERM INCENTIVE PLANS

     None.

                                  PENSION PLAN

     No named executive is a participant in a pension plan of the Company.

                           COMPENSATION OF DIRECTORS

     Effective January 1, 1995, directors who are not officers of the Company receive an annual fee of $6,500 and, in addition, are compensated at the rate of $550 for each Board meeting actually attended and $350 for each Committee meeting actually attended. Officers of the Company receive no compensation for their services on the Board or on any Committee.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

     Mr. L.V. Aronson is a party to an employment contract with the Company dated September 21, 1978, which, as amended on July 24, 1980, July 1, 1982, October 11, 1985, July 7, 1988, May 10, 1989, August 22, 1991 and May 22, 1995,
provides for a term expiring December 31, 1998. The employment contract provides for the payment of a base salary which is to be increased 7% as of January 1 of each year. It also provides that the Company shall reimburse Mr. L.V. Aronson for expenses, provide him with an automobile, and pay a death benefit equal to two years' salary. During 1990, Mr. L.V. Aronson offered and accepted a 5% reduction in his base salary provided for by the terms of his employment contract, and, in addition, a 7% salary increase due January 1, 1991 under the terms of the contract was waived. During 1992 also, Mr. L.V. Aronson offered and accepted a 7% reduction in his base salary. Effective September 1, 1993, Mr. L.V. Aronson offered and accepted a further 5% reduction in his base salary. Under the employment contract, Mr. L.V. Aronson's full compensation will continue in the event of Mr. L.V. Aronson's disability for the duration of the agreement or one full year, whichever is later. The employment contract also provides that if, following a Change in Control (as defined in the employment contract), Mr. L.V. Aronson's employment with the Company terminated under prescribed circumstances as set forth in the employment contract, the Company will pay Mr. L.V. Aronson a lump sum equal to the base salary (including the required increases in base salary) for the remaining term of the employment contract.

                              REPRICING OF OPTIONS

     No options were repriced during the fiscal year ended December 31, 1994.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of the Company, as a whole, provides overall guidance of the Company's executive compensation program. All members of the Board participate in the review and approval of each of the components of the Company's executive compensation program described below, except that no director who is also a Company employee participates in the review and approval of his compensation. Directors of the Company who are also current employees of the Company are Messrs. L.V. Aronson and Walder. Directors of the Company who are also former employees of the Company are Messrs. R.A. Aronson, whose employment with the Company ceased in 1987, and Ganz, who retired from the Company in 1993. Mr. Ganz has a consulting agreement with the Company for a period of two years beginning January 1, 1994 which is cancellable at any time by either party with 60 days notice and which compensates Mr. Ganz for his services at the rate of $55,000 per year plus participation in the Company's health and life insurance plans.

     During the year ended December 31, 1994, the Company was provided investment banking services by Lepercq, de Neuflize & Co. Incorporated amounting to $67,080. Mr. Ferris, a managing director of that firm, is a director of the Company.

     During the year ended December 31, 1994, the Company and Ronson Consumer Products were provided printing services by Michael Graphics, Inc., a New Jersey corporation, amounting to $85,045. A greater than 10% shareholder of Michael Graphics, Inc. is the son-in-law of the President, who is also a director of the Company.

     During the year ended December 31, 1994, Ronson Aviation and Ronson Metals retained the firm of Walder, Sondak & Brogan, P.A., Attorneys at Law, to perform legal services. Mr. Walder, a principal in that firm, is a director and officer of the Company.

     During the year ended December 31, 1994, Ronson Consumer Products leased approximately 6,000 square feet of general warehouse space from Woodbridge Associates. Mr. Walder, a greater than 10% owner of Woodbridge Associates, is a director and officer of the Company. The lease was terminated February 28, 1994. The lease expense in the year ended December 31, 1994 was $6,050.

     Management believes that the terms received by the Company in these transactions are as favorable to the Company as the Company could receive from an unaffiliated third party.

                        REPORT ON EXECUTIVE COMPENSATION

     As stated above, the Board, as a whole, provides overall guidance to the Company's executive compensation program. The program covers the named executive officers, all other executive officers, and other key employees. The program has three principal components: base salary, annual cash incentives under the Company's Management Incentive Plan ("MIP"), and stock options under the Company's 1983 and 1987 Incentive Stock Option ("ISO") Plans. Mr. L.V. Aronson's base salary is determined by the terms of his employment contract discussed above, except for the reductions which have been offered and accepted from time to time by Mr. L.V. Aronson. The amendments, also detailed above, to Mr. L.V. Aronson's employment contract and the reductions offered and accepted from time to time by Mr. L.V. Aronson have been reviewed and approved by the Board. The Board also reviews and approves the salaries of all of the other executive officers. Prior to the beginning of the fiscal year, the Board reviews and approves which employees participate in the Company's MIP and the criteria which will determine the cash awards under the plan to the participants after the close of the fiscal year. The Board also reviews and approves all awards under the Company's ISO Plans.

     The base  salaries  are  intended to meet the  requirements  of  employment contracts for the named executive officers in effect and to fairly compensate all the officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, their extended period of service to the Company and their dedication and diligence in carrying out their responsibilities for the Company and its subsidiaries. In 1994 and prior years, increases have been granted to Mr. L.V. Aronson in accordance with terms of the employment contract, except for the above mentioned salary reductions offered and accepted from time to time by him. In 1994 and prior years, the Board, after review, has approved increases to the other executive officers.

     The Company's MIP is based on the financial performance of the Company and its subsidiaries and is adopted annually, after review, for the ensuing year by the Board. Each year the Board sets the formula for determining incentive compensation under the MIP for the Company and each subsidiary based upon (1) the amount net sales exceed thresholds established by the Board and (2) pretax profits as a percent of net sales. The Board determines who of the Company's and its subsidiaries' key employees are eligible to participate in the MIP and what each employee's level of participation may be. The thresholds set by the Board must be met by the end of the fiscal year in order for each eligible employee to receive an award under the MIP for that year.

     The stock options granted under the Company's ISO Plans are designed to create a proprietary interest in the Company among its executive officers and other key employees and reward these executive officers and other key employees directly for appreciation in the long-term price of the Company's Common Stock. The ISO Plans directly link the compensation of executive officers and other key employees to gains by the shareholders and encourages executive officers to adopt a strong stockholder orientation in their work. In 1994, options were granted to certain key employees, other than executive officers, of the Company.

     The above report is presented by the Board of Directors:
               Louis V. Aronson II                      Erwin M. Ganz
               Robert A. Aronson                        Justin P. Walder
               Barton P. Ferris, Jr.                    Saul H. Weisman

                               PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in the cumulative total shareholder returns on the Company's Common Stock during the five fiscal years ended December 31, 1994 with the cumulative total return of the NASDAQ Stock Market (U.S. Companies) Index and the Russell 2000 Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX
                             AND RUSSELL 2000 INDEX

      [GRAPHIC OF LINE GRAPH WITH POINTS PLOTTED TO VALUES LISTED BELOW]

                                                     Value As Of December 31,
                         1989           1990           1991           1992           1993           1994
                         ----           ----           ----           ----           ----           ----
RONSON CORP              100.00         41.67           50.00          25.00          75.00          95.83

NASDAQ                   100.00         84.93          136.35         158.68         182.17         178.12

RUSSELL 2000             100.00         80.49          117.56         139.21         165.52         162.51

     This graph assumes that $100 was invested in the Company's Common Stock on December 31, 1989, in the NASDAQ Stock Market (U.S. Companies) Index and in the Russell 2000 Index, and that dividends are reinvested.

     The Company has determined that it is not possible to identify a published industry or line-of-business index or a peer group of companies since the Company has two distinct lines of business. The Company has selected the Russell 2000 Index since it is composed of companies with small capitalizations.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under Securities and Exchange Commission rules, the Company is required to review copies of beneficial ownership reports filed with the Company which are required under Section 16(a) of the Exchange Act by officers, directors and greater than 10% beneficial owners. Mr. Patrick Kintz advised the Company that he became a greater than 10% shareholder on his filing of a Schedule 13D. Based solely on the Company's review of forms filed with the Company, the Company has no record that the Company has received the required Form 5 for 1994 for Mr. Kintz. In addition, a Form 4 filed on November 18, 1994 by Mr. Kintz reported a total of eight transactions in August, September and October of 1994.

                              INDEPENDENT AUDITORS

     Demetrius & Company, L.L.C. has been selected and is recommended to stockholders for ratification as auditors for the year ending December 31, 1995. A representative of Demetrius & Company, L.L.C. is expected to attend the meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders present at the Meeting.

     The  Board  of  Directors   recommends  that   stockholders  vote  FOR  the
ratification of the selection of Demetrius & Company, L.L.C. and signed proxies returned unmarked will be voted FOR ratification.

     In July 1994, the Company notified its auditors, KPMG Peat Marwick LLP, that it had determined to discontinue using the services of KPMG Peat Marwick LLP ("former auditors") as its independent auditors. The discontinuation of the services of the former auditors was recommended and approved by the Company's Audit Committee and its Board.

     In August 1994, the Company engaged Demetrius & Company, L.L.C. as its independent auditors. The engagement of Demetrius & Company, L.L.C. was recommended and approved by the Company's Audit Committee and Board. The Company did not consult with Demetrius & Company, L.L.C. on any matter during the two fiscal years ended December 31, 1993 and 1992 or during the subsequent interim period prior to the Company's discontinuation of the services of the former auditors.

     The reports of the former auditors on the Company's financial statements for the two years ended December 31, 1993 and 1992 were modified as to uncertainties. The uncertainties referred to in the former auditors' report on the Company's financial statements for the year ended December 31, 1993 related to an examination report from the Internal Revenue Service regarding the Ronson Corporation Retirement Plan and to substantial doubt about the Company's ability to continue as a going concern. The uncertainty referred to in the former auditors' report on the Company's financial statements for the year ended December 31, 1992 related to substantial doubt about the Company's ability to continue as a going concern. During the Company's two fiscal years ended
December 31, 1993 and 1992 and the subsequent interim period prior to the Company's discontinuation of the services of the former auditors, there were no disagreements between the Company and the former auditors on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former auditors, would have caused it to make reference to such disagreements in connection with its reports.

                              FINANCIAL STATEMENTS

     For financial statements of the Company and its subsidiaries, stockholders are requested to refer to the Company's Annual Report for 1994 sent to stockholders in May 1995.

                                 MISCELLANEOUS

     Financial and other reports will be presented at the Meeting, and minutes of the previous meeting of stockholders will be made available for inspection by stockholders present at the Meeting, but it is not intended that any action will be taken in respect thereof.

     At the time of filing this proxy statement with the Securities and Exchange Commission, the Board was not aware that any matters not referred to herein would be presented for action at the Meeting. If any other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgement of the persons voting them. It is also intended that discretionary authority will be exercised with respect to the vote on any matters incident to the conduct of the Meeting.

     Proposals by stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company no later than June 22, 1996 in order to be included in the proxy statement and on the form of proxy which will be solicited by the Board in connection with that meeting.


                                                           Justin P. Walder
                                                              Secretary

Date: October 20, 1995

     Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, the Company will provide without charge a copy of its Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year 1994.

PROXY SOLICITED                                              ANNUAL MEETING
 ON BEHALF OF                                                OF STOCKHOLDERS
 THE BOARD OF                                               NOVEMBER 21, 1995
  DIRECTORS

                                 RONSON CORPORATION
                Corporate Park III, Campus Drive, P.O. Box 6707
                           Somerset, New Jersey 08875

[GRAPHIC -- COMPANY LOGO]   P R O X Y

     The undersigned, revoking all previous proxies, hereby appoints LOUIS V. ARONSON II, JUSTIN P. WALDER and ERWIN M. GANZ, and each of them, proxies of the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 10:00 a.m. (Eastern Standard Time) on November 21, 1995 at the Quality Inn, 1850 Easton Avenue, Somerset, New Jersey, and at any adjournment thereof; as indicated below on those matters described in the proxy statement and in accordance with their discretion on such other matters as may properly come before the meeting.
     The Board of Directors RECOMMENDS a vote "FOR" Proposals (1) and (2).

(1) Election of Directors, Class II (Terms expire at 1998 Annual Meeting of Stockholders).

    Vote FOR all nominees listed below  [  ]

    Vote WITHHELD for all nominees listed below [  ]

    ROBERT A. ARONSON, ERWIN M. GANZ, JUSTIN P. WALDER

    INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name here:

    ----------------------------------------------------------------------------

(2) Ratification of appointment of auditors for the year 1995.
                 FOR [ ]    AGAINST [  ]    ABSTAIN [  ]

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                                SEE REVERSE SIDE

             [GRAPHIC OF ARROW DIRECTING TO OPPOSITE SIDE OF CARD]

[GRAPHIC -- COMPANY LOGO]   P R O X Y

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" Proposals (1) and (2).

DATE_____________________, 1995

_______________________________

_______________________________

Executors, administrators, trustees, etc. should so indicate when signing. If shares are registered in more than one name, all holders should sign.

                            PLEASE MARK, DATE, SIGN
      AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE